Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BAYHILL CAPITAL CORPORATION

PEC MERGER SUB, INC.

AND

PROTEUS ENE RGY CORPORATION

August 8, 2011

TABLE OF CONTENTS

1.	The Merger		1
	1.1	Merger	1
	1.2	Closing; Effective Time	1
	1.3	Certificate of Incorporation, Bylaws, Directors and Executive Officers	2
	1.4	Assets and Liabilities	2
	1.5	Manner and Basis of Converting Securities	2
	1.6	Surrender and Exchange of Certificates	3
	1.7	Parent Common Stock	4
	1.8	Tax Matters	4
	1.9	Dissenters’ Shares	4
2.	Representations and Warranties of the Company		4
	2.1	Organization, Standing, Subsidiaries, Etc	5
	2.2	Qualification	5
	2.3	Capitalization of the Company	5
	2.4	Corporate Acts and Proceedings	5
	2.5	No Conflicts	6
	2.6	Binding Obligations	6
	2.7	Broker’s and Consulting Fees	6
	2.8	Financial Statements	6
	2.9	Absence of Undisclosed Liabilities	7
	2.10	Compliance with Laws	7
	2.11	Real Property	7
	2.12	Company Contracts	8
	2.13	Tax Returns and Audits	8
	2.14	Employee Benefit Plans; ERISA	8
	2.15	Litigation	8
	2.16	Intellectual Property	8
	2.17	Obligations to or by Stockholders	9
	2.18	Employee Relations	9
	2.19	Compliance with Laws	9
	2.20	Foreign Corrupt Practices	9
	2.21	Information	9
	2.22	Disclosure	9
3.	Representations and Warranties of Parent and Merger Sub		10
	3.1	Organization and Standing	10
	3.2	Corporate Authority	10
	3.3	Capitalization	10
	3.4	Merger Sub	11
	3.5	Broker’s and Consulting Fees	11
	3.6	Validity of Shares	11
	3.7	SEC Reports; Financial Statements; Public Communications; Internal Controls and Disclosure Controls	12
	3.8	Investment Company	14
	3.9	Governmental or Third Party Consents	14
	3.10	No Conflicts	14
	3.11	Binding Obligations	14
	3.12	Compliance with Laws	15
	3.13	No Assets; No Liabilities	15
	3.14	Real Property	15

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	3.15	Parent Contracts	15
	3.16	Tax Returns and Audits	15
	3.17	Employee Benefit Plans; ERISA	16
	3.18	Litigation	16
	3.19	Intellectual Property	16
	3.20	Foreign Corrupt Practices	16
	3.21	Obligations to or by Stockholders	16
	3.22	Employee Relations	16
	3.23	No General Solicitation	17
	3.24	No Integrated Offering	17
	3.25	Application of Takeover Protections	17
	3.26	Information	17
	3.27	Disclosure	17
4.	Additional Agreements of the Parties.		18
	4.1	Filings	18
	4.2	Amendment of Bylaws; Parent Directors and Officers	18
	4.3	Mutual Access	19
	4.4	Conduct of Business	19
	4.5	Private Placement	20
	4.6	Further Assurances	20
5.	Conditions Precedent to the Closing		21
	5.1	Conditions Precedent to Obligations of Parent and Merger Sub	21
	5.2	Conditions Precedent to Obligations of the Company	22
6.	Survival of Representations and Warranties		24
7.	Termination		24
	7.1	Termination by Mutual Consent	24
	7.2	Termination by Either the Company or Parent	24
	7.3	Termination by the Company	25
	7.4	Termination by Parent	25
	7.5	Effect of Termination	25
8.	Amendment of Agreement		25
9.	Definitions		25
10.	Miscellaneous		32
	10.1	Notices	32
	10.2	Entire Agreement	32
	10.3	Expenses	33
	10.4	Time	33
	10.5	Severability	33
	10.6	Successors and Assigns	33
	10.7	No Third Parties Benefited	33
	10.8	Counterparts	33
	10.9	Governing Law	34
	10.10	No Strict Construction	34
	10.11	Interpretive Matters	34
	10.12	Remedies	34
	10.13	Headings	34

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Exhibit Index
Exhibit A	Certificate of Merger
Exhibit B	Company Certificate of Incorporation
Exhibit C	Company Bylaws
Exhibit D	Stockholder Rep Letters

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on August 8, 2011, by and among BayHill Capital Corporation, a Delaware corporation (“Parent”), PEC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Proteus Energy Corporation, a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company is referred to herein individually as a “Party,” or collectively as the “Parties.” Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to such terms in Section 9

.

RECITALS

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which Merger Sub shall merge with and into the Company (the “Merger”) in accordance with the DGCL. Upon consummation of the Merger, the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent, and Merger Sub will cease to exist.

WHEREAS, the board of directors of each of Parent, Merger Sub and the Company has approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the DGCL, and upon the terms and subject to the conditions set forth herein.

WHEREAS, the board of directors of each of Parent, Merger Sub and the Company have determined that this Agreement is advisable, fair to and in the best interests of their respective stockholders, and the board of directors of the Company is recommending that the Company Stockholders approve the Merger and adopt this Agreement, and Parent, as the sole stockholder of Merger Sub, has approved the Merger and adopted this Agreement, all in accordance with the DGCL.

WHEREAS, the Parties intend that the Merger and the other transactions contemplated herein will qualify as a tax-free reorganization pursuant to Section 368(a) of the Code, that this Agreement shall constitute a plan of reorganization within the meaning of Section 1.368-2 of the Treasury Regulations, and the Parties have agreed not to take actions that would cause the Merger not to qualify as such a tax-free reorganization.

WHEREAS, Parent (as it will exist as of the Closing) desires to sell shares of Parent Common Stock in a private placement for aggregate gross proceeds of not less than $2,000,000 (the “Private Placement”) to accredited investors pursuant to one or more subscription or purchase agreements (collectively, the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties agree as follows:

1.                   The Merger.

1.1                Merger

Upon and subject to the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with Section 251 of the DGCL. At the Effective Time, the separate legal existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the Laws of the State of Delaware under the name “Proteus Energy Corporation.”

1.2                Closing; Effective Time

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 1900 Avenue of the Stars, Suite 1600, Los Angeles, California 90067, or such other location mutually agreed upon by the Parties (and with consent of the Parties, concurrently in such additional places as is appropriate given the nature of the transactions), commencing at 9:00 a.m. Pacific time, on the first Business Day on which all of the conditions to the Closing set forth in Sections 5.1 and 5.2 have been

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satisfied or waived (or such later or earlier time and date as are mutually agreed to by Parent and the Company) (the “Closing Date”). At the Closing, a properly executed copy of the Certificate of Merger, in the form attached as Exhibit A hereto (the “Certificate of Merger”), shall be filed with the office of the Secretary of State of the State of Delaware. The Merger shall become effective on the date and at the time that the Certificate of Merger becomes effective, which time shall be within 72 hours of the time of filing of the Certificate of Merger (the “Effective Time”).

1.3                Certificate of Incorporation, Bylaws, Directors and Executive Officers.

(a)                 The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit B hereto (the “Company Certificate of Incorporation”), shall be the Certificate of Incorporation of the Surviving Corporation (the “Surviving Corporation Certificate of Incorporation”) from and after the Effective Time until further amended in accordance with applicable Law.

(b)                 The Bylaws of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto (the “Company Bylaws”), shall be the Bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) from and after the Effective Time until amended in accordance with applicable Law, the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws.

(c)                 The directors and executive officers of the Company immediately prior to the Effective Time, each of which is listed in Schedule 1.3(c), shall be the directors and executive officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his or her successor shall have been elected or appointed and qualified in accordance with applicable Law, or as otherwise provided in the Surviving Corporation Certificate of Incorporation or the Surviving Corporation Bylaws.

1.4                Assets and Liabilities

At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Merger Sub and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all Liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.5                Manner and Basis of Converting Securities.

(a)                 Conversion of Securities. At the Effective Time:

(i)               each share of common stock, no par value per share, of Merger Sub (the “Merger Sub Common Stock”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, par value $0.001 per share, of the Surviving Corporation;

(ii)               each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that is outstanding immediately prior to the Effective

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Time (other than Dissenting Shares), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 1.74 shares of Parent Common Stock, subject to Section 1.5(c).

(iii)               each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

(b)                 Registration of Transfers. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

(c)                 Fractional Shares. Notwithstanding anything set forth in Section 1.5 (a)(ii), no fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but instead the aggregate number of shares of Parent Common Stock issuable to a Company Stockholder (after aggregating all fractional shares of Parent Common Stock to be received by such Company Stockholder) pursuant to Section 1.5(a)(ii) shall be rounded to the nearest whole number (with 0.5 being rounded up).

(d)                 Options and Warrants. Each outstanding option and warrant to purchase shares of Company Common Stock (each a “Company Stock Option”), whether vested or unvested, which does not otherwise terminate or expire by its terms as of the Effective Time, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Option immediately prior to the Effective Time (including the term, vesting schedule, status as an “incentive stock option” under Section 422 of the Code, if applicable, and any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of the Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Closing multiplied by 1.74, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of the Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing (A) the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Closing by (B) 1.74, rounded up to the nearest whole cent. Notwithstanding the foregoing, solely to the minimum extent necessary (if any), the foregoing conversions of the exercise price of Company Stock Options and the number of shares purchasable pursuant to such Company Stock Options shall be further adjusted: (I) with respect to Company Stock Options which immediately prior to the Effective Time qualified as incentive stock options under Section 422 of the Code, to comply with Section 1.424-1 of the Treasury Regulations such that the conversion is not treated as a "modification" of the Company Stock Option and (II) with respect to Company Stock Options other than those covered under clause (I), to comply with Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations such that the conversion is not treated as a "grant of a new stock right or a change in the form of payment." It is the intention of the parties that each Company Stock Option so assumed by Parent shall qualify immediately following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Stock Option qualified as an incentive stock option immediately prior to the Effective Time.

(e)                 Convertible Notes. Each of the Convertible Notes that is outstanding as of the Effective Time shall be assumed by Parent. Each of the Convertible Notes so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Convertible Note immediately prior to the Effective Time except that each of the Convertible Notes will be convertible (or will become convertible in accordance with its terms) into shares of Parent Common Stock.

1.6                Surrender and Exchange of Certificates

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At or promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time, together with powers or other instruments of transfer duly executed in blank, or delivery of an affidavit and indemnification in a form generally acceptable to Parent stating that a Company Stockholder has lost the certificate or certificates representing such Company Stockholder’s shares of Company Common Stock or that such certificate has, or such certificates have, been destroyed (a “Lost Certificate Affidavit”), Parent shall issue to each Company Stockholder surrendering such certificate or certificates (or delivering a Lost Certificate Affidavit), certificates registered in the name of such Company Stockholder representing the number of shares of Parent Common Stock that such Company Stockholder shall be entitled to receive as set forth in Section 1.5(a)(ii). Until the certificate, certificates or Lost Certificate Affidavit is or are, as applicable, surrendered to Parent as contemplated by this Section 1.6, each certificate or Lost Certificate Affidavit that immediately prior to the Effective Time represented any outstanding shares of Company Common Stock shall be deemed at and after the Effective Time to represent only the right to receive the shares of Parent Common Stock specified in Section 1.5(a)(ii) for the holder thereof.

1.7                Parent Common Stock

Parent covenants and agrees that it shall cause the maximum aggregate number of shares of Parent Common Stock (a) into which the Company Common Stock is to be converted at the Effective Time pursuant to Section 1.5(a)(ii), and (b) to be issued pursuant to the Private Placement, to be reserved for issuance and available for such purpose.

1.8                Tax Matters

The Parties intend that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that this Agreement be a “plan of reorganization” within the meaning of Section 1.368-2 of the Treasury Regulations. Each Party hereby represents, warrants, covenants and agrees (a) to use its respective reasonable best efforts to cause the Merger to qualify as a tax-free reorganization described in Section 368(a) of the Code and not to take any actions that would reasonably be expected to cause the Merger to not so qualify; (b) that this Agreement shall constitute a plan of reorganization within the meaning of Section 1.368-2 of the Treasury Regulations; (c) to report, act and file all Tax Returns in all respects for all purposes consistent with the transactions contemplated herein constituting a tax-free reorganization described in Section 368(a) of the Code; and (d) that such Party has not taken, and will not take, any inconsistent position on any Tax Return or other report or return filed with or provided to any Tax authority, or in any audit or administrative or judicial proceedings or otherwise, unless required to do so by a “determination” within the meaning of Section 1313 of the Code.

1.9                Dissenters’ Shares

No holder of Dissenting Shares (a “Dissenting Stockholder”) shall be entitled to receive shares of Parent Common Stock with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn, lost or failed to perfect such holder’s appraisal rights under the DGCL and/or dissenters’ rights pursuant to the California Corporations Code. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL or as applicable, the payment provided in Chapter 13 of the California Corporations Code, with respect to Dissenting Shares. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or loses such right, such Dissenting Stockholder’s Dissenting Shares shall thereupon cease to be Dissenting Shares and shall be deemed to have been converted into, as of the Effective Time, only the right to receive the shares of Parent Common Stock specified in Section 1.5(a)(ii), subject to compliance with Section 1.6.

2.                   Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Merger Sub, as of the date of this Agreement and on the Closing Date, that, except as set forth in the corresponding sections or subsections of the letter delivered to Parent and Merger Sub by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”):

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2.1                Organization, Standing, Subsidiaries, Etc.

The Company is a corporation duly organized and existing in good standing under the Laws of the State of Delaware. The Company does not have any Subsidiaries other than as set forth in Section 2.1 of the Company Disclosure Letter (each, a “Company Subsidiary”). Each Company Subsidiary is duly organized and existing in good standing under the Laws of the jurisdiction identified in Section 2.1 of the Company Disclosure Letter. Complete copies of the Company Certificate of Incorporation and Company Bylaws of the Company, and the organizational documents of each Company Subsidiary, as in full force and effect, have been delivered or made available to Parent and Merger Sub prior to the execution of this Agreement, and have not since been amended or repealed. The Company and each Company Subsidiary has all requisite corporate power and authority to carry on its business and to own or lease its properties and assets.

2.2                Qualification

Each of the Company and each Company Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Company Material Adverse Effect.

2.3                Capitalization of the Company

The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which 12,556,963 shares are issued and outstanding as of the date of this Agreement. Section 2.3 of the Company Disclosure Letter sets forth the number of shares of Company Common Stock held by each of the Company Stockholders as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws, including pursuant to registration under, or valid exemptions from, federal securities Laws and any applicable state securities (or blue sky) Laws. (A) No shares of Capital Stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company, or agreements or other arrangements by which the Company is or may become bound to issue additional shares of Capital Stock of the Company or options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company; (C) there are no agreements or other arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no agreements or other arrangements by which the Company is or may become bound to redeem a security of the Company, and there are no other stockholder agreements or similar agreements to which the Company, or, to the knowledge of the Company, any holder of Capital Stock of the Company is a party, including any agreement that provides the Company with the right to require that any stockholder of the Company sign any lock-up agreement to be effective after the Merger other than as contemplated by Section 5.1(j); (E) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (F) to the Company’s knowledge, no officer or director of the Company or beneficial owner of any outstanding shares of Company Common Stock has pledged shares of Company Common Stock in connection with a margin account or other loan secured by such Company Common Stock. There is no voting trust, agreement or arrangement among any of the record or beneficial holders of Company Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Common Stock

2.4                Corporate Acts and Proceedings

The execution, delivery and performance of this Agreement, the Certificate of Merger and the other Transaction Documents to which the Company is a party have been duly authorized by the board of directors of the Company (the “Company Board”), and except for the approvals described in the final sentence of this Section 2.4, all of the corporate acts and other proceedings required of the Company, the Company Board and the Company Stockholders

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for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the Merger by the Company have been duly and validly taken, or will have been so taken prior to the Closing. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than (i) the vote of at least a majority of the outstanding shares of Company Common Stock entitled to vote for the approval and adoption of this Agreement (the “Company Stockholder Approval”) and (ii) the filing and recordation of appropriate merger documents as required by the DGCL.

2.5                No Conflicts

The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger: (a) will not require any consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with any Governmental Authority or any other third party by the Company, except for the filing of the Certificate of Merger with the Delaware Secretary of State and for such approvals and other authorizations, consents, approvals, filings and registrations as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene (i) any provision of Law applicable to the Company, (ii) any rule or regulation of any Governmental Authority applicable to the Company, (iii) any Order applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) any provision of the Company Certificate of Incorporation or Company Bylaws, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company, except in the case of clauses “(a),” “(b)(i),” “(b)(ii),” “(b)(iii),” “(c)” and “(d)” above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of the Company Certificate of Incorporation or the Company Bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, in each case except as would not reasonably be expected to have a Company Material Adverse Effect.

2.6                Binding Obligations

This Agreement and the other Transaction Documents dated of even date herewith to which the Company is a party have been duly executed by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar Laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar Laws affecting creditors’ rights generally and general principles of equity.

2.7                Broker’s and Consulting Fees

No Person has, or as a result of the transactions contemplated by this Agreement or by any of the Transaction Documents will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity. The Company agrees to indemnify and hold Parent harmless from and against any and all loss, claim or liability arising out of any claim by any Person for any such commission, fee or other compensation.

2.8                Financial Statements

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Attached as Section 2.8 of the Company Disclosure Letter are (a) the unaudited balance sheet of the Company as of June 30, 2011 (the "Company Balance Sheet Date" and the unaudited balance sheet of the Company as of such date referred to herein as the "Company Balance Sheet"), and the unaudited statement of operations, stockholders' equity and cash flows of the Company for the six months ended June 30, 2011 and (b) the audited balance sheet of the Company as of December 31, 2010 and the audited statement of operations, stockholders' equity and cash flows of the Company for the twelve-months ended December 31, 2010 (collectively, the "Company Financial Statements"). The Company Financial Statements (including the notes thereto) (i) are consistent with the books and records of the Company, (ii) fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and cash flows, as applicable, for the periods then ended (subject, in the case of unaudited statements and the half-year statement, to normal year-end audit adjustments), and (iii) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods.

2.9                Absence of Undisclosed Liabilities

Each of the Company and the Company Subsidiaries has no obligations or liabilities, whether direct or indirect, known or unknown, accrued, absolute or contingent, liquidated or unliquidated or due or to become due, except (a) to the extent set forth on or reserved against in the Company Balance Sheet or disclosed in the notes to the Company Financial Statements, (b) liabilities incurred, and obligations for agreements entered into and obligations under agreements entered into, in the ordinary course of business since the Company Balance Sheet Date, and (c) liabilities incurred by the Company in connection with the transactions contemplated hereby or by the other Transaction Documents.

2.10            Compliance with Laws

The Company is not in violation of, has not violated, has not been threatened to be charged with, or been given notice of, or, to the knowledge of the Company, is under investigation with respect to, any violation of, any applicable Law, except for any violation or possible violation that has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. This Section 2.10 does not relate to matters with respect to Taxes which are exclusively the subject of Section 2.13.

2.11            Real Property

(a)                 Section 2.11(a) of the Company Disclosure Letter contains a complete and correct list of all Facilities Leases to which the Company or any Company Subsidiary is a party or otherwise bound. True and complete copies of each of such Facilities Leases, in each case as in full force and effect, have heretofore been delivered to Parent, and have not since been amended or repealed.

(b)                 Section 2.11(b) of the Company Disclosure Letter contains a complete and correct list of all Oil and Gas Leases to which the Company or any Company Subsidiary is a party or otherwise bound. True and complete copies of each of such Oil and Gas Leases, in each case as in full force and effect, have heretofore been delivered to Parent, and have not since been amended or repealed. The Company or Company Subsidiary, as applicable, has defensible title to its leasehold estates under its Oil and Gas Leases, in each case subject to no Liens, other than (i) those resulting from Taxes which have not yet become delinquent, (ii)  Liens which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries taken as a whole, or (iii) those that have otherwise arisen in the ordinary course of business. The Company and each Company Subsidiary is in compliance with all material terms of each Oil and Gas Lease to which it is a party or is otherwise bound.

(c)                 Except as stated in Section 2.11(a) and (b), the Company does not own, lease, and has not agreed to lease or otherwise acquire, and is not obligated to lease or otherwise acquire, nor has the Company ever owned or leased any other interest in any Real Property.

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2.12            Company Contracts

Section 2.12 of the Company Disclosure Letter contains a complete and correct list of all Company Contracts. True and complete copies of each of the Company Contracts have heretofore been delivered to Parent prior to the date hereof, and have not since been amended or repealed. No party to any Company Contract has a claim, to the knowledge of the Company, against the Company in respect of any breach or default thereunder. Each such Company Contract is in full force and effect. The Company knows of no fact or circumstance or combination of facts or circumstances that could reasonably be expected to constitute a breach of its obligations under any such Company Contract by the Company or by any counter-party to such Company Contract, and, to the Company's knowledge, the Company has no reasonable basis to claim such breach against any such counter-party.

2.13            Tax Returns and Audits

All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency assessed against it. None of the Company’s federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by Governmental Authorities. The reserves for Taxes reflected on the Company Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company as of the Company Balance Sheet Date. Since the Company Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

2.14            Employee Benefit Plans; ERISA

The Company does not have, and has not at any time ever had, any Employee Benefit Plans or any obligations under or with respect to any Employee Benefit Plans. The Company is not subject to contingent liability under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

2.15            Litigation

There is no Litigation before or by any Governmental Authority pending or, to the knowledge of the Company, threatened against or affecting the Company, any Company Subsidiary or any of their respective properties, assets or business, or any officer or director of the Company in connection with his or her status as a director or officer of the Company. No officer or director of the Company nor, to the knowledge of the Company, any holder of more than five percent of the outstanding securities of the Company has been involved in securities-related Litigation during the past 10 years. None of the Company, any Company Subsidiary or any of their respective officers or directors is under any investigation by any Governmental Authority related to the conduct of the Company’s business, and there are no incidents, transactions or circumstances which might reasonably be expected to trigger such an investigation. Neither the Company nor any Company Subsidiary is in default with respect to any Order.

2.16            Intellectual Property

There are no claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings or hearings, notices of violation, or, to the knowledge of the Company, investigations before any Governmental Authority instituted or pending against the Company, or threatened in writing by any Person, contesting or challenging the right of the Company to use any of the Intellectual Property owned or used by the Company or alleging that such Intellectual Property infringes or otherwise violates the Intellectual Property of any third party. The Company has not received any written notice claiming that it has infringed or otherwise violated any Intellectual Property of any third party.

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2.17            Obligations to or by Stockholders

The Company has no liability, obligation or commitment to any stockholder of the Company or any Affiliate thereof or of any stockholder of the Company, nor does any stockholder of the Company or any such Affiliate have any liability, obligation or commitment to the Company.

2.18            Employee Relations

Except as set forth in Section 2.19 of the Company Disclosure Letter, none of the Company or any Company Subsidiary has any employees, and none of the Company or any Company Subsidiary has any obligation or liability to any current or former officer, director, employee or Affiliate of the Company or any Company Subsidiary.

2.19            Compliance with Laws

The Company is not in violation of, and has not been threatened to be charged with, or has been given notice of, or, to the knowledge of the Company, is under investigation with respect to, any violation of, any applicable Law, except for any violation or possible violation that has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

2.20            Foreign Corrupt Practices

None of the Company or any director, officer, or, to the knowledge of the Company, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (d) made other unlawful payment to any foreign or domestic government official or employee.

2.21            Information

All of the information provided by, or on behalf of, the Company regarding the Company, the Company Subsidiaries or any of their respective officers, directors, employees, agents or other representatives to Parent or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with any Governmental Authority in connection with the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, including pursuant to Section 4.1, is accurate and complete in all material respects.

2.22            Disclosure

There is no fact relating to the Company or the Company Subsidiaries that the Company has not disclosed to Parent in writing that materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading. The Company has, and to the knowledge of the Company, the auditors, legal counsel and other consultants, agents and representatives of the Company have, answered questions or inquiries of the Company and its legal counsel in connection with Parent’s and its legal counsel’s due diligence investigations fully and truthfully. The minute books and records of the Company which have been made available to Parent and its counsel, in connection with their due diligence investigation of the Company for the periods from their respective inception dates to the date of this Agreement, are all of the minute books and all of the material corporate records of the Company and contain copies of all material proceedings of the stockholders, the boards of

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directors and all committees of the boards of directors of the Company. There have been no material meetings, resolutions or proceedings of the stockholders, board of directors or any committees of the board of directors of the Company other than those reflected in such minute books and other records provided to Parent and its counsel.

3.                   Representations and Warranties of Parent and Merger Sub

Each of Parent and Merger Sub hereby represents and warrants to the Company, as of the date of this Agreement and on the Closing Date, that, except as set forth in the corresponding sections or subsections of the letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Letter”):

3.1                Organization and Standing

Parent is the record and beneficial owner of 100% of the outstanding Capital Stock of Merger Sub. Other than with respect to Merger Sub, Parent does not own or have, and since its formation has not owned or had, directly or indirectly any security or beneficial ownership interest in any Person (including through joint venture or partnership agreements) or any other interest in any Person. Parent is a corporation duly organized and existing in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized and existing in good standing under the Laws of the State of Delaware. Complete copies of the certificate of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as in full force and effect, have heretofore been delivered to the Company, and have not since been amended or repealed. None of Parent or Merger Sub is qualified to conduct business as a foreign corporation in any state; except that Parent is qualified to do business in Utah. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business and to own or lease its properties and assets. Except for Parent’s direct ownership of 100% of the issued and outstanding shares of Merger Sub Common Stock, none of Parent or Merger Sub has any Subsidiaries. Parent owns all of the issued and outstanding Capital Stock of Merger Sub free and clear of all Liens. Unless the context otherwise requires, all references in this Section 3 to the “Parent” shall be treated as being a reference to Parent and Merger Sub taken together as one enterprise.

3.2                Corporate Authority

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party or by which it is otherwise bound, and to carry out the transactions contemplated hereby and thereby. The Parent Board has determined that it is fair to and in the best interests of Parent and each of the Parent Stockholders, and declared it advisable, to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Certificate of Merger and the other Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Parent Board and, to the extent applicable, the transactions contemplated hereby and thereby have been approved by Parent, as the sole stockholder of Merger Sub, and the board of directors of Merger Sub (the “Merger Sub Board”) in accordance with applicable Law. Except for the filing of the Certificate of Merger with the Delaware Secretary of State, all of the corporate acts and other proceedings required to be taken by Parent and Merger Sub and their respective boards of directors and stockholders, for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the Merger have been duly and validly taken and no further consent or authorization is required by any of Parent, Merger Sub or any of their respective directors or stockholders.

3.3                Capitalization.

(a)                 Parent Capitalization. The authorized capital stock of Parent consists of (i) 100,0000,000 shares of Parent Common Stock, of which no more than 4,154,841 shares of Parent Common Stock shall be issued and outstanding immediately prior to the Effective Time, without giving effect to the issuance of shares of Parent Common Stock pursuant to Section 1.5(a)(ii) or the issuance of shares of Parent Common Stock in the Private Placement, and (ii) 400,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement. Section 3.3 of the Parent Disclosure Letter sets forth the number of shares of Parent Common Stock held

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by each of the stockholders of Parent (the “Parent Stockholders”) as of the date of this Agreement. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws, including pursuant to registration under, or valid exemptions from, federal securities Laws and any applicable state securities (or blue sky) Laws. (A) No shares of Capital Stock of Parent are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by Parent; (B) there are no outstanding options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of Parent or Merger Sub, or agreements or other arrangements by which Parent is or may become bound to issue additional shares of Capital Stock of Parent or Merger Sub or options, rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of Parent or Merger Sub; (C) there are no agreements or other arrangements under which Parent or Merger Sub is obligated to register the sale of any of its securities under the Securities Act; (D) there are no outstanding securities or instruments of Parent or Merger Sub that contain any redemption or similar provisions, and there are no agreements or other arrangements by which Parent or Merger Sub is or may become bound to redeem a security of Parent or Merger Sub, and there are no other stockholder agreements or similar agreements to which Parent, Merger Sub, or, to the knowledge of Parent, any holder of Parent’s Capital Stock is a party, including any agreement that provides Parent or Merger Sub with the right to require that any stockholder of Parent or Merger Sub to sign any lock-up agreement to be effective after the Merger other than as contemplated by Section 5.2(l); (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the shares of Parent Common Stock pursuant to the transactions contemplated hereby, including the Merger and the Private Placement; (F) Parent does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) to Parent’s knowledge, no officer or director of Parent or Merger Sub or beneficial owner of any outstanding shares of Parent Common Stock has pledged shares of Parent Common Stock in connection with a margin account or other loan secured by such Parent Common Stock. There is no voting trust, agreement or arrangement among any of the record or beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock.

(b)                 Merger Sub Capitalization. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding as of the date of this Agreement. Parent owns all of the issued and outstanding shares of Merger Sub Common Stock free and clear of all Liens. Merger Sub has no outstanding options, rights or commitments to issue shares of Merger Sub Common Stock, Parent Common Stock or any other equity securities of Parent or Merger Sub, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Merger Sub Common Stock or any other equity securities of Merger Sub.

3.4                Merger Sub

Merger Sub was formed specifically for the purpose of consummating the Merger, and has not conducted, and will not conduct, any business prior to the Closing Date, except as approved by the Company in connection with the consummation of the Merger.

3.5                Broker’s and Consulting Fees

No Person has, or as a result of the transactions contemplated by this Agreement or by any of the Transaction Documents will have, any right or valid claim against Parent or Merger Sub for any commission, fee or other compensation as a finder or broker, or in any similar capacity. Parent and Merger Sub jointly and severally agree to indemnify and hold the Company harmless from and against any and all loss, claim or liability arising out of any claim by any Person for any such commission, fee or other compensation.

3.6                Validity of Shares.

(a)                 The shares of Parent Common Stock to be issued to the Company Stockholders at the Closing pursuant to Section 1.5(a)(ii), and the shares of Parent Common Stock to be

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issued to investors in the Private Placement, are duly authorized and reserved for issuance and, upon issuance in accordance with the terms hereof or of the Purchase Agreement, as applicable, will be validly issued without violation of the preemptive rights of any Person, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of shares of Parent Common Stock.

(b)                 Assuming the accuracy of (i) the representations and warranties of the Company Stockholders set forth in the stockholder representation letters, each substantially in the form attached hereto as Exhibit D with such changes and revisions thereto as may be desirable or necessary to comply with applicable Law (the “Stockholder Rep Letters”), and (ii) the representations and warranties of investors in the Private Placement in the Purchase Agreement, the issuance of shares of Parent Common Stock to the Company Stockholders in the Merger will be exempt from registration requirements under the Securities Act and any other applicable securities Laws, and from the qualification or registration requirements of any applicable state securities (or blue sky) Laws.

3.7                SEC Reports; Financial Statements; Public Communications; Internal Controls and Disclosure Controls.

(a)                 Since January 1, 2008 and through the date this representation is made, Parent has filed all reports, schedules, forms, registration statements and other documents required to be filed by it with the Commission pursuant to the requirements of the Exchange Act (all of the foregoing, together with any other reports, schedules, forms, registration statements and other documents filed by Parent with the Commission since January 1, 2008 and prior to the date this representation is made (including in each case all exhibits included therewith and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and Parent’s balance sheet as of June 30, 2011 (the “Parent Balance Sheet Date”), as included in Parent’s annual report on Form 10-K for the period then ended, as filed with the Commission on July 22, 2011, being referred to herein as the “Latest Parent Balance Sheet”). Parent has made available to the Company or its representatives true and complete copies of the SEC Documents that are not available on the Commission’s EDGAR system. Each of the SEC Documents was filed with the Commission within the time frames prescribed by the Commission for filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the Exchange Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the Exchange Act) with the Commission. As of their respective dates, the SEC Documents complied in all material respects with the securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the Commission’s EDGAR system no less than five Business Days prior to the date this representation is made. Parent has not received any written comments from the Commission staff that have not been resolved to the satisfaction of the Commission staff.

(b)                 As of their respective dates, the financial statements of Parent included in the SEC Documents (including the notes thereto, the “Financial Information”) complied as to form in all material respects with applicable accounting requirements and securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its or their operations and cash flows, as applicable, for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). The Financial Information is true, accurate and complete, has been prepared in accordance with GAAP, is consistent with the books and records of Parent and its predecessors (which are true, accurate and complete), and fairly presents

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such information as of the dates, and for the periods, presented. Since the date of the Latest Balance Sheet, there has been no change in Parent’s reserve or accrual amounts or policies.

(c)                 Except for disclosures filed with the SEC and disclosures made to a limited number of accredited investors in the Parent’s recent friends and family round and in the Private Placement, there are no, and have not been any, press releases, analyst reports, advertisements or other written communications with stockholders or other investors, or potential stockholders or other potential investors, on behalf of Parent or Merger Sub or otherwise relating to Parent or Merger Sub, issued, made, distributed, paid for or approved since January 1, 2011 by Parent or Merger Sub or any of their respective officers, directors or Affiliates, by any Person engaged by (or otherwise acting on behalf of) Parent or any of its officers, directors or Affiliates, or, to the knowledge of Parent, by any stockholder of Parent. None of Parent, its officers, directors and Affiliates or any stockholder of Parent has made any filing with the Commission, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of Parent or otherwise relating to Parent that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Company that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(d)                 The accounting firm that has expressed its opinion with respect to the financial statements included in Parent’s most recently filed annual report on Form 10-K (the “Audit Opinion”) is independent of Parent pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable securities Laws. Each other accounting firm that has conducted or will conduct a review or audit of any of Parent’s financial statements was and is independent of Parent pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the Commission and was and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities Laws. There is no transaction, arrangement or other relationship between Parent and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by Parent in its reports pursuant to the Exchange Act. Neither Parent nor Merger Sub nor any director, officer or employee, of Parent or Merger Sub has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or Merger Sub or its internal accounting controls, including any complaint, allegation, assertion or claim that Parent or Merger Sub has engaged in questionable accounting or auditing practices. No attorney representing Parent or Merger Sub, whether or not employed by Parent or Merger Sub, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or Merger Sub or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations promulgated thereunder. There have been no internal or Commission investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of Parent or Merger Sub.

(e)                 Parent is in compliance in all material respects with all rules and regulations of the Eligible Market applicable to it and the Parent Common Stock. Parent has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading or quotation of, the Parent Common Stock by or on the Eligible Market in the foreseeable future. Since April 23, 2008, (i) the Parent Common Stock has been, and is, quoted on the Over-the-Counter Bulletin Board under the symbol “BYHL.OB,” (ii) trading and quotation in the Parent Common Stock has not been suspended by the SEC or the Eligible Market and (iii) Parent has received no communication, written or oral, from the SEC or the Eligible Market regarding the suspension or termination of the trading or quotation of the Parent Common Stock by or on the Eligible Market. During the period commencing with the date of this Agreement and ending on the Closing Date, Parent

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shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities Laws and rules and the Eligible Market.

3.8                Investment Company

None of Parent or Merger Sub is as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.9                Governmental or Third Party Consents

No consent, approval, Order, or authorization of, or registration, qualification, designation, declaration, or filing with any Governmental Authority or other third party is required by Parent or Merger Sub in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which Parent or Merger Sub is a party, or the consummation of the transactions contemplated hereby, including the Merger, or the consummation of the Private Placement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of the Information Statement with the Commission, (iii) the filing of completed copies of each of the “Issuer Company-Related Action Notification Form” and “Transfer Agent Verification Form,” together with all documents required to be submitted therewith, with FINRA, (iv) the filing of a Form D with the Commission and (v) the authorizations, consents, approvals, filings and registrations contemplated by Section 4.1. All filings required to be filed prior to the Closing Date shall have been made by, or on behalf of, Parent prior to the Closing Date.

3.10            No Conflicts

The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Transaction Documents to which Parent or Merger Sub is a party, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, (a) will not cause Parent or Merger Sub to violate or contravene (i) any provision of Law applicable to Parent or Merger Sub, (ii) any rule or regulation of any Governmental Authority applicable to Parent or Merger Sub, (iii) any Order applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iv) any provision of their respective certificates of incorporation or bylaws, in each case as amended and in effect as of the date this representation is made, (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, and (c) will not result in the creation or imposition of any Lien upon any property or asset of Parent or Merger Sub, except in the case of clauses “(a)(i),” “(a)(ii),” “(a)(iii),” “(b)” and “(c)” above, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. None of Parent or Merger Sub is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its certificate of incorporation or its bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other agreement or instrument to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, in each case, except as would not reasonably be expected to have a Parent Material Adverse Effect.

3.11            Binding Obligations

This Agreement and the other Transaction Documents dated of even date herewith to which Parent or Merger Sub is a party have been duly executed by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of Parent and Merger Sub, as applicable, and are enforceable against Parent and Merger Sub, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar Laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization,

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execution and delivery by the other parties thereto, shall constitute the valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar Laws affecting creditors’ rights generally and general principles of equity.

3.12            Compliance with Laws

None of Parent or Mergers Sub is in violation of, and none of Parent or Merger Sub has violated, and none of Parent or Merger Sub has been threatened to be charged with, or been given notice of, or, to the knowledge of Parent, is under investigation with respect to, any violation of, any applicable Law, except for any violation or possible violation that has not had and would not, individually or in the aggregate, reasonably be expected to have, a Parent Material Adverse Effect. This Section 3.12 does not relate to matters with respect to Taxes which are exclusively the subject of Section 3.16..

3.13            No Assets; No Liabilities

Merger Sub does not own, nor has any contractual right to own any assets, including, tangible and intangible, personal property or Real Property, and Merger Sub is not involved in the operation of any business or property. None of Parent or Merger Sub has any direct or indirect liabilities (including accounts payable), Indebtedness or obligations, whether known or unknown, accrued, absolute or contingent, liquidated or unliquidated or due or to become due, except for (a) liabilities reflected on the Latest Parent Balance Sheet, (b) legal fees of Parent expressly contemplated by Section 10.3, which legal fees are subject to the Expense Cap, (c) other liabilities expressly arising hereunder or under any of the other Transaction Documents (but excluding liabilities arising under provisions hereof and thereof regarding payment of accounting and other similar expenses incurred in connection with the transactions contemplated hereby and thereby), and (d) liabilities arising in the ordinary course of Parent's business since the Parent Balance Sheet Date. There are no Liens on any of the assets of Parent or Merger Sub.

3.14            Real Property

.Section 3.14 of the Parent Disclosure Letter contains a complete and correct list of all Facilities Leases to which Parent or Merger Sub is a party or otherwise bound. True and complete copies of each of such Facilities Leases, in each case as in full force and effect, have heretofore been delivered to the Company, and have not since been amended or repealed. None of Parent or Merger Sub owns, leases, has agreed to lease or otherwise acquire, or may be obligated to lease or otherwise acquire any interest in any Real Property. Neither Parent nor Merger Sub has ever owned or leased any interest in any Real Property. Prior to the Effective Time, each of the other leases set forth in Section 3.14 of the Parent Disclosure Letter, if any, shall be terminated and of no further force and effect and, following the Effective Time, none of Parent or Merger Sub shall have any obligations or liabilities with respect to, or otherwise relating to, any such leases except as described on the Parent Disclosure Letter.

3.15            Parent Contracts

Section 3.15 of the Parent Disclosure Letter contains a complete and correct list of all Contracts to which Parent or Merger Sub is a party or otherwise bound (the “Parent Contracts”). True and complete copies of each of the Parent Contracts, in each case as in full force and effect, have heretofore been delivered to the Company, and have not since been amended or repealed. No party to any Parent Contract has a claim against Parent or Merger Sub in respect of any breach or default thereunder. Except as described on the Parent Disclosure Letter, Prior to the Effective Time, each of the Parent Contracts shall be terminated and of no further force and effect and, following the Effective Time, none of Parent or Merger Sub shall have any obligations or liabilities with respect to, or otherwise relating to, any of the Parent Contracts.

3.16            Tax Returns and Audits

All required federal, state and local Tax Returns of Parent have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a

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Tax deficiency assessed against it. None of Parent’s federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by Governmental Authorities. The reserves for Taxes reflected on the Latest Parent Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Parent as of the Parent Balance Sheet Date. Since the Parent Balance Sheet Date, Parent has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

3.17            Employee Benefit Plans; ERISA

None of Parent or Merger Sub has, and none of Parent or Merger Sub has at any time ever had, any Employee Benefit Plans or any obligations under or with respect to any Employee Benefit Plans. None of Parent or Merger Sub is subject to contingent liability under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

3.18            Litigation

There is no Litigation before or by any Governmental Authority pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or their respective properties, assets or business, or any officer or director of Parent or Merger Sub in connection with his or her status as a director or officer of Parent or Merger Sub. No officer or director of Parent nor any holder of more than five percent of the outstanding securities of Parent has been involved in securities-related Litigation during the past 10 years. None of Parent or Merger Sub or any of their respective officers or directors is under any investigation by any Governmental Authority related to the conduct of Parent’s business, and there are no incidents, transactions or circumstances which might reasonably be expected to trigger such an investigation. None of Parent or Merger Sub is in default with respect to any Order.

3.19            Intellectual Property

There are no claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings or hearings, notices of violation, or, to the knowledge of Parent, investigations before any Governmental Authority instituted or pending against Parent or Merger Sub, or threatened in writing by any Person, contesting or challenging the right of Parent or Merger Sub to use any of the Intellectual Property owned or used by Parent or Merger Sub or alleging that such Intellectual Property infringes or otherwise violates the Intellectual Property of any third party. None of Parent or Merger Sub has received any written notice claiming that it has infringed or otherwise violated any Intellectual Property of any third party.

3.20            Foreign Corrupt Practices

None of Parent or Merger Sub or any director, officer, or, to the knowledge of Parent, agent, employee or other Person acting on behalf of Parent has, in the course of its actions for, or on behalf of, Parent: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made other unlawful payment to any foreign or domestic government official or employee.

3.21            Obligations to or by Stockholders

Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate thereof or of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate have any liability, obligation or commitment to Parent.

3.22            Employee Relations

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Except for Mr. Robert K. Bench, the sole officer of Parent as of the date of this Agreement, none of Parent or Merger Sub has any employees, and none of Parent or Merger Sub has any obligation or liability to any current or former officer, director, employee or Affiliate of Parent.

3.23            No General Solicitation

None of Parent or Merger Sub or any of their respective Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the issuance of Parent Common Stock to the Company Stockholders in the Merger.

3.24            No Integrated Offering

Neither Parent nor any Affiliates of Parent, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of Parent Common Stock issuable pursuant to Section 1.5(a)(ii) under the Securities Act or cause the offering of such shares of Parent Common Stock in the Private Placement to be integrated with prior offerings by Parent for purposes of the Securities Act or any applicable stockholder approval requirements of any authority.

3.25            Application of Takeover Protections

Parent and the Parent Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested stockholder or similar provision under the certificate of incorporation of Parent or the Laws of the State of Delaware to the transactions contemplated hereby or by any of the other Transaction Documents, including the Merger, Parent’s issuance of shares of Parent Common Stock to the Company Stockholders in accordance with the terms hereof, Parent’s issuance of shares of Parent Common Stock to investors in the Private Placement, and any Company Stockholder’s ownership, or the ownership of any investor in the Private Placement, of shares of Parent Common Stock. Parent has never adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of Parent.

3.26            Information

All of the information provided by, or on behalf of, Parent or Merger Sub regarding Parent, Merger Sub or any of their respective officers, directors, employees, agents or other representatives to the Company or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with any Governmental Authority in connection with the consummation of the transactions contemplated hereby or by any of the other Transaction Documents, including pursuant to Section 4.1, is accurate and complete in all material respects.

3.27            Disclosure

There is no fact relating to Parent or Merger Sub that Parent or Merger Sub has not disclosed to the Company in writing that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent. No representation or warranty by Parent or Merger Sub herein and no information disclosed in the schedules or exhibits hereto by Parent or Merger Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading. Each of Parent and Merger Sub has, and to the knowledge of Parent, the auditors, legal counsel and other consultants, agents and representatives of Parent and Merger Sub have, answered questions or inquiries of the Company and its legal counsel in connection with the Company’s and its legal counsel’s due diligence investigations fully and truthfully.

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The minute books and records of Parent and Merger Sub which have been made available to the Company and its counsel, in connection with their due diligence investigation of Parent and Merger Sub for the periods from their respective inception dates to the date of this Agreement, are all of the minute books and all of the material corporate records of Parent and Merger Sub and contain copies of all material proceedings of the stockholders, the boards of directors and all committees of the boards of directors of Parent and Merger Sub. There have been no material meetings, resolutions or proceedings of the stockholders, boards of directors or any committees of the boards of directors of Parent or Merger Sub other than those reflected in such minute books and other records provided to the Company and its counsel.

4.                   Additional Agreements of the Parties.

4.1                Filings

As promptly as practicable (but in no event, with respect to filing, later than the date required under applicable Law), Parent (i) shall obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person, including any Governmental Authority, in connection with the consummation of the Merger and the other transactions contemplated hereby or by any of the other Transaction Documents and (ii) shall prepare and file any other documents or filings required to be filed by it under the Exchange Act, the Securities Act or any other federal or state securities (or blue sky) or related Laws relating to the execution of this Agreement and each of the other Transaction Documents and the consummation of the Merger and the other transactions contemplated hereby and thereby, as well as under regulations of, or as required by, such Governmental Authorities as may require the filing of such other filings. As promptly as practicable, and subject in all respects to the final sentence of this paragraph, upon the written request of the Company at any time prior to the Closing, Parent shall prepare and file the Information Statement with the Commission. The Company shall cooperate with Parent in connection with the preparation of the Information Statement, including promptly furnishing the Company, upon request, with any and all information as may be required to be set forth in the Information Statement under applicable Law. Parent shall provide the Company a reasonable opportunity to review and comment upon the Information Statement (including any amendments or supplements thereto), and any other filings contemplated by this Section 4.1. Notwithstanding the foregoing, except with the prior written consent of the Company or as required by law, Parent shall not (a) file with the Commission, or mail to the Parent Stockholders, the Information Statement, or (b) issue any press releases or make any other public disclosure or statements (including in any filings with the Commission) with respect to the transactions contemplated hereby or disclosing the name of the Company or any Company Stockholder, or (c) file any other documents contemplated by this Section 4.1.

4.2                Parent Directors and Officers; Incentive Plan.

(a)                 Prior to the approval by the Parent Board of the Parent Board Appointments (as defined below) and prior to the Closing, Parent and the Parent Board shall set the number of members of the Parent Board prior to the Closing at five members, effective as of the Effective Time, in accordance with the bylaws and the certificate of incorporation of Parent.

(b)                 Each of John M. Knab, Robert K. Bench and John D. Thomas (each, a “Resigning Person” and collectively, the “Resigning Persons”) has delivered to Parent the Resigning Person’s irrevocable resignation from the Parent Board (the “Board Resignation”), which shall be effective on the later of (i) the date that is 10 days after the date on which Parent shall have caused the Information Statement to be filed with the Commission and mailed to Parent Stockholders, and (ii) immediately following the Closing (such later date, the “Board Resignation Date”); provided that the Board Resignation shall terminate and be of no force and effect upon the termination of this Agreement in accordance with Section 7. Parent shall accept the Board Resignation, effective upon the Board Resignation Date, in each case without the necessity of any further action by Parent or of the Resigning Person. Neither Parent nor the Parent Board shall take any action, or permit any action to be taken, to rescind or release the Board Resignation, or otherwise release, or permit or consent to the release of, the Resigning Person from the Resigning Person’s irrevocable obligation thereunder.

(c)                 Prior to the Closing, the Parent Board shall take all actions (including making any filings and disclosures, and taking any other actions, necessary and appropriate to comply with

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applicable Law and the applicable rules and regulations of the Eligible Market) so that, (i) effective immediately following the Closing, without any further action by Parent or the Parent Board, each of the Persons set forth on Schedule 4.2(c)shall hold such office or offices of Parent set forth next to such Person’s name on Schedule 4.2(c), (ii) effective immediately following the Closing, without any further action by Parent or the Parent Board, Bennett J. Yankowitz shall become a member of the Parent Board and serve on the Parent Board, and (iii) effective upon the Board Resignation Date, without any further action by Parent or the Parent Board, James U. Jensen will continue uninterrupted service as a director on the Parent Board and each of (A) Roger Howard, (B) James Thomson and (C) either Thomas H. Kato or Naomi A. Nakagama, as specified by the Company prior to the Closing Date (collectively and together with Bennett J. Yankowitz, the “Director Designees”) shall become members of the Parent Board (the appointment of the Persons pursuant to clauses “(ii)” and “(iii)” hereof, collectively, the “Parent Board Appointments”) and said persons shall serve on the Parent Board until the next annual meeting of stockholders of Parent and until their successors are duly elected and qualified.

(d)                 Prior to the Closing, the Parent Board shall take all actions (including making any filings and disclosures, and taking any other actions, necessary and appropriate to comply with applicable Law and the applicable rules and regulations of the Eligible Market) to assume and adopt each plan that governs the Company Stock Options immediately prior to the Closing, if any.

4.3                Mutual Access

During the period commencing with the date of this Agreement and ending at the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), Parent and Company on reasonable notice from the other party shall afford to such other party and its officers, agents and counsel access at times and upon conditions reasonably convenient to Parent or Company as applicable reasonable access to the properties, books, records, contracts and documents of Parent and Merger Sub, and/or of Company, as applicable, an opportunity to make such reasonable investigations as they shall desire to make of Parent and Merger Sub; and Parent and Company shall furnish or cause to be furnished to the other party and its authorized representatives all such information with respect to the business and affairs of Parent and Merger Sub or of the Company, as applicable, as the other party and its authorized representatives may reasonably request and make the officers, employees, auditors and counsel of Parent and Merger Sub or Company, as applicable, reasonably available for consultation and permit access to other third parties as reasonably requested by the other party for verification of any information so obtained.

4.4                Conduct of Business

During the Pre-Closing Period, each of Parent, Merger Sub and the Company shall conduct its business in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby or by any of the other Transaction Documents, including the Merger and the Private Placement, or with the prior written consent of the other Parties, which consent will not be unreasonably withheld. Notwithstanding the foregoing, except as expressly contemplated hereby or by any of the other Transaction Documents, during the Pre-Closing Period, none of Company, Parent or Merger Sub shall, except upon specific written description and prior written approval of the other party:

(a)                 create, assume or suffer to exist any Lien on any of its properties or assets, whether tangible or intangible;

(b)                 sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its material assets or except as otherwise provided for in this Agreement, cancel any Indebtedness owed to it;

(c)                 change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

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(d)                 issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of Capital Stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such Capital Stock, such other equity interests or such securities;

(e)                 propose or adopt any amendment or other changes to its articles of incorporation or certificate of incorporation, as applicable, or its bylaws or other charter documents, as the case may be, or other governing documents;

(f)                  declare, set aside or pay any dividend or distribution with respect to any share of its Capital Stock or declare or effectuate a stock dividend, stock split or similar event, other than Tax distributions;

(g)                 issue any note, bond, or other debt security or create, incur, assume, or guarantee any Indebtedness for borrowed money or capitalized lease obligation;

(h)                 make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other Person;

(i)                   enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees; provided that Parent may adopt a plan for Rule 10b5-1 advance directive trading plans for officers and directors;

(j)                  make any payments out of the ordinary course of business to any of its officers, directors, employees or stockholders;

(k)                 pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

(l)                   agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Parent, Merger Sub or the Company, as the case may be, to consummate the transactions contemplated by this Agreement and by the other Transaction Documents;

(m)               form or acquire any subsidiaries; or

(n)                 agree or commit to take any of the actions specified in this Section 4.4

4.5                Private Placement

Parent and the Parent Board shall take all actions necessary or appropriate to (a) execute and deliver to the investors in the Private Placement the Purchase Agreement representing investments in Parent Common Stock in the Private Placement of not less than an aggregate of $2,000,000, and each of the other documents and instruments contemplated thereby to be entered into at or prior to the Closing in connection with the Private Placement, and (b) consummate the Private Placement contemporaneously with the Closing, pursuant to, and subject to the terms and conditions set forth in, the Purchase Agreement.

4.6                Further Assurances

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Subject to the terms and conditions herein provided, each of the Parties, severally and not jointly, hereby agrees to use its best efforts to (a) take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to satisfy the conditions to Closing to be satisfied by it (and, in the case of Parent, the conditions to Closing to be satisfied by Merger Sub); (b) to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents; (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents; and (d) to prevent the breach of any representation, warranty, covenant or agreement of such Party (and, in the case of Parent, any representation, warranty, covenant or agreement of Merger Sub) contained in this Agreement or any other Transaction Document, or in the event of any such breach, to promptly remedy the same. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or any of the other Transaction Documents, each Party shall use commercially reasonable efforts to take all such necessary or desirable action.

5.                   Conditions Precedent to the Closing.

5.1                Conditions Precedent to Obligations of Parent and Merger Sub

Parent and Merger Sub’s obligations to effect the Merger and consummate the other transactions contemplated hereby and by the other Transaction Documents are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Parent’s or Merger Sub’s sole benefit, as applicable, and may be waived only by Parent or Merger Sub, as applicable, at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)                 Representations, Warranties, Covenants and Agreements. The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Parent shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Parent.

(b)                 Transaction Documents. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to Parent.

(c)                 Company Resolutions. The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing the Company’s entry into this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Company Resolutions”).

(d)                 Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(e)                 Company Secretary’s Certificate. The Company shall have delivered to Parent a certificate of the secretary or other duly authorized officer of the Company, certifying as to (i) the Company Certificate of Incorporation, certified as of a date within 10 days of the Closing Date, by the Secretary of State of Delaware, (ii) the Company Bylaws, and (iii) the Company Resolutions and the Company Stockholder Approval, each as in effect at the Closing.

(f)                  Receipt of Stockholder Rep Letters. The Company shall have delivered an executed Stockholder Rep Letter from each of the Company Stockholders to Parent.

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(g)                 Good Standing. The Company shall have delivered to Parent evidence as of a date within 10 days of the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware.

(h)                 Private Placement. Each of the investors in the Private Placement shall have duly executed the Purchase Agreement, representing investments in Parent Common Stock in the Private Placement of not less than an aggregate of $2,000,000, all funds and related documents duly executed by such investors in the Private Placement required to consummate the Private Placement shall be on deposit in a segregated bank account of the Parent and available for immediate release to Parent, or shall otherwise be available for immediate release to Parent, conditioned only upon the closing of the Merger; and the representations and warranties of each of the investors in the Private Placement party to the Purchase Agreement and each of the other documents and instruments entered into in connection with the Private Placement shall be true and correct as of the date when made and as of the closing of the Private Placement as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each such investor in the Private Placement shall have performed, satisfied and complied with the covenants, agreements and conditions required thereby.

(i)                   No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Laws or any Order, including any consent decree, settlement agreement or similar written agreement (whether temporary, preliminary or permanent) which is then in effect, and no Litigation shall be pending against Parent, Merger Sub or the Company, that enjoins or otherwise prohibits (or seeks to enjoin or otherwise prohibit) or otherwise challenges the transactions contemplated hereby or by any of the other Transaction Documents (or the consummation thereof).

(j)                  Lock-Up Agreements. The Company shall have delivered to Parent a duly executed lock-up agreement, which will include piggy-back registration rights, in a form mutually agreed to by, and from certain stockholders of the Company as mutually determined by, Parent and the Company. The number of shares of Parent Common Stock subject to such lock-up agreements beneficially owned by individuals who serve as an officer or director of Parent following the Effective Time, plus the number of shares of Parent Common Stock subject to the lock-up agreements contemplated by Section 5.2(l), shall not exceed in, the aggregate, 2,500,000 shares of Parent Common Stock. The preceding sentence does not limit the number of shares of Parent Common Stock beneficially owned by stockholders who are not serving as an officer or director of Parent following the Effective Time and that may also be subject to such a lock-up agreement.

(k)                 Other Documents. Parent shall have received from Company such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Merger Sub may reasonably request.

5.2                Conditions Precedent to Obligations of the Company

The Company’s obligation to effect the Merger and consummate the other transactions contemplated hereby and by the other Transaction Documents are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived only by the Company at any time in its sole discretion by providing Parent with prior written notice thereof:

(a)                 Representations, Warranties, Covenants and Agreements. The representations and warranties of each of Parent and Merger Sub herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of Parent and Merger Sub shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by Parent or Merger Sub, as applicable, at or prior to the Closing Date. The Company shall have

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received a certificate, executed by the chief executive officer of Parent, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Company.

(b)                 Transaction Documents. Each of Parent and Merger Sub shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(c)                 Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval and the Dissenting Stockholders shall not own in the aggregate 2% or more of the outstanding shares of Company Common Stock.

(d)                 Governmental Authorities’ Approvals and Filings. All consents, approvals, orders and authorizations of, and filings, registrations, qualifications, designations and declarations with, any Governmental Authorities required to consummate the transactions contemplated hereby and by each of the other Transaction Documents, including under all applicable securities Laws, shall have been made and/or obtained, as applicable.

(e)                 Parent and Merger Sub Resolutions. Each of the Parent Board and Merger Sub Board and Parent, as the sole stockholder of Merger Sub, shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Parent’s and Merger Sub’s, as applicable, entry into this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (collectively, the “Parent and Merger Sub Resolutions”).

(f)                  Parent’s Secretary’s Certificate. Parent shall have delivered to the Company a certificate of the secretary or other duly authorized officer of Parent, certifying as to (i) the certificate of incorporation of Parent, certified as of a date within 10 days of the Closing Date, by the Secretary of State of Delaware, (ii) the certificate of incorporation of Merger Sub, certified as of a date within 10 days of the Closing Date, by the Secretary of State of Delaware, (iii) the bylaws of Parent, (iv) the bylaws of Merger Sub and (v) the Parent and Merger Sub Resolutions, each as in effect at the Closing.

(g)                 Resignation. (i) Each Resigning Person shall have delivered his or her Board Resignation to Parent, and the Board Resignation shall not have been released, rescinded or revoked; (ii) each of the Persons listed on Schedule 4.2(c) shall have been duly appointed, effective immediately following the Closing, to hold such office or offices of Parent set forth next to such Person’s name on Schedule 4.2(c), in accordance with Section 4.2(c); and (iii) each of the Director Designees shall have been duly appointed to the Parent Board in accordance with Section 4.2(c), with the term of Bennett J. Yankowitz commencing immediately following the Closing, and the terms of each of (A) Roger Howard, (B) James Thomson, and (C) Thomas H. Kato or Naomi A. Nakagama (as applicable) commencing upon the Board Resignation Date.

(h)                 Assets and Liabilities. None of Parent or Merger Sub shall have any direct or indirect liabilities (including accounts payable), Indebtedness or obligations, whether absolute or contingent, liquidated or unliquidated or due or to become due, except (i) directly relating to the transactions contemplated hereby or incurred in the normal course of Parent’s business, and (ii) for legal fees of Parent payable to Parent’s legal counsel as expressly contemplated by Section 10.3 hereof, which legal fees are subject to the Expense Cap and shall be paid from the proceeds of the Private Placement.

(i)                   Private Placement. Parent shall have duly executed the Purchase Agreement, representing investments in Parent Common Stock in the Private Placement of not less than an aggregate of $2,000,000; all funds and related documents duly executed by Parent and the investors in the Private Placement required to consummate the Private Placement shall be in escrow and available for immediate release to Parent, or shall otherwise be available for immediate release to Parent, conditioned only upon the closing of the Merger; and the representations and warranties of each of the parties to the Purchase Agreement and each of the other documents and instruments entered into in connection with the Private Placement shall be true and correct as of the date when made and as of the closing of the Private Placement as though made at that time (except for representations and warranties that speak as of a

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specific date, which shall be true and correct as of such date), and each such party shall have performed, satisfied and complied with the covenants, agreements and conditions required thereby.

(j)                  Good Standings. Parent shall have delivered to the Company evidence as of a date within 10 days of the Closing Date of the good standing and corporate existence of each of Parent and Merger Sub issued by the Secretary of State of the State of Delaware.

(k)                 Transfer Agent Certification. Parent shall have delivered to the Company a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner, as of the Business Day immediately prior to the Closing.

(l)                   Lock-Up Agreements. Parent shall have delivered to the Company, a duly executed lock-up agreement, which will include piggy-back registration rights, in a form mutually agreed to by, and from certain stockholders of the Parent as mutually determined by, Parent and the Company. The number of shares of Parent Common Stock subject to such lock-up agreements beneficially owned by individuals who serve as an officer or director of Parent following the Effective Time, plus the number of shares of Parent Common Stock subject to the lock-up agreements contemplated by Section 5.1(j), shall not exceed in, the aggregate, 2,500,000 shares of Parent Common Stock. The preceding sentence does not limit the number of shares of Parent Common Stock beneficially owned by stockholders who are not serving as an officer or director of Parent following the Effective Time and that may also be subject to such a lock-up agreement.

(m)               No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Laws or any Order, including any consent decree, settlement agreement or similar written agreement (whether temporary, preliminary or permanent) which is then in effect, and no Litigation shall be pending against Parent, Merger Sub or the Company, that enjoins or otherwise prohibits (or seeks to enjoin or otherwise prohibit) or otherwise challenges the transactions contemplated hereby or by any of the other Transaction Documents (or the consummation thereof).

(n)                 Other Documents. Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

6.                   Survival of Representations and Warranties

The representations and warranties of the Parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) shall survive the Closing for the period ending on December 31, 2011; provided that this Section 6 shall not limit any claim for fraud, intentional breach or willful misconduct.

7.                   Termination.

7.1                Termination by Mutual Consent

This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company.

7.2                Termination by Either the Company or Parent

This Agreement may be terminated by either the Company or Parent at any time prior to the Effective Time as follows:

(a)                 if the Closing has not occurred by October 31, 2011 (the “Outside Date”), except that the right to terminate this Agreement under this Section 7.2(a) will not be available to any

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Party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date; or

(b)                 if any Law or Governmental Authority prohibits consummation of the Closing or if any Order enacted, issued, promulgated, enforced or entered by any Governmental Authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such Order has become final and nonappealable.

7.3                Termination by the Company

This Agreement may be terminated by the Company at any time prior to the Effective Time if a breach or failure of any material representation, warranty or covenant of Parent or Merger Sub contained in this Agreement shall have occurred, which breach (a) would reasonably be expected to give rise to the failure of a condition set forth in Section 5.2(a); and (b) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that the Company is not in material breach of its obligations under this Agreement; or

7.4                Termination by Parent

This Agreement may be terminated by Parent at any time prior to the Effective Time if a breach or failure of any material representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (a) would reasonably be expected to give rise to the failure of a condition set forth in Section 5.1(a); and (b) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that Parent is not in material breach of its obligations under this Agreement.

7.5                Effect of Termination

If this Agreement is terminated pursuant to this Section 7, it will become void and of no further force and effect, with no liability on the part of any Party (or any of their respective former, current, or future general or limited partners, stockholders, stockholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of this Section 7 will survive any termination of this Agreement; provided that nothing herein shall (a) relieve Parent or Merger Sub (or any of their respective directors or officers) from liabilities for damages incurred or suffered by the Company as a result of any fraud perpetrated, conspired in or otherwise committed by Parent or Merger Sub (or any of their respective directors or officers) or any knowing or intentional breach by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 5.2(a) and 5.2(b) not to be satisfied; and (b) relieve the Company (or any of its directors or officers) from liabilities for damages incurred or suffered by Parent as a result of any fraud perpetrated, conspired in or otherwise committed by the Company (or any of its directors or officers) or any knowing or intentional breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 5.1(a) and 5.1(b) not to be satisfied.

8.                   Amendment of Agreement

This Agreement may be amended by the Parties; provided that (a) no amendment that requires further stockholder approval under applicable Laws will be made without such required further approval and (b) such amendment has been duly authorized or approved by the Parties. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Company, Parent and Merger Sub. Any such amendment shall apply to and bind all Parties.

9.                   Definitions

Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

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“Affiliate” means, with respect to any Person, a second Person (i) in which the first Person owns a five percent (5%) equity interest, or (ii) that, directly or indirectly, (A) has a five percent (5%) equity interest in such first Person, (B) controls such first Person, (C) is controlled by such first Person or (D) is under common control with such first Person.

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Audit Opinion” has the meaning ascribed to it in Section 3.7(d)..

“Board Resignation” has the meaning ascribed to it in Section 4.2(b)..

“Board Resignation Date” has the meaning ascribed to it in Section 4.2(b)..

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of any such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests in a partnership, any and all ownership interests in any other Person and any and all warrants, rights or options to purchase any of the foregoing.

“Certificate of Merger” has the meaning ascribed to it in Section 1.2

“Closing” and “Closing Date” has the meanings ascribed to such terms in Section 1.2

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Company Balance Sheet” has the meaning ascribed to it in Section 2.8.

“Company Balance Sheet Date” has the meaning ascribed to it in Section 2.8.

“Company Board” has the meaning ascribed to it in Section 2.4.

“Company Bylaws” has the meaning ascribed to it in Section 1.3(b).

“Company Certificate of Incorporation” has the meaning ascribed to it in Section 1.3(a).

“Company Common Stock” has the meaning ascribed to it in Section 1.5(a)(ii).

“Company Contract” means any Contract to which the Company or any Company Subsidiary is a party or otherwise bound, other than Contracts entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $50,000 over the course of a calendar year.

“Company Disclosure Letter” has the meaning ascribed to it in Section 2.

“Company Financial Statements” has the meaning ascribed to it in Section 2.8.

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“Company Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company, taken as a whole, (ii) the transactions contemplated hereby or the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of the Company or any other Person (other than Parent or Merger Sub) party to any of the Transaction Documents to enter into the Transaction Documents and perform its obligations thereunder.

“Company Resolutions” has the meaning ascribed to it in Section 5.1(c).

“Company Stockholder Approval” has the meaning ascribed to it in Section 2.4.

“Company Stockholders” means holders of Company Common Stock.

“Company Stock Option” has the meaning ascribed to it in Section 1.5(d).

“Company Subsidiary” has the meaning ascribed to it in Section 2.1.

“Constituent Corporations” has the meaning ascribed to it in Section 1.4.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contract” means any contract, agreement, license, note, bond, mortgage, indenture, commitment, lease or other instrument or obligation, whether written or oral.

“control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Convertible Notes” means the (i) Secured Convertible Promissory Note, dated May 19, 2011, issued by the Company to Thomas A. Kato in the original principal amount of $81,000; and (ii) Secured Convertible Promissory Note, dated May 19, 2011, issued to Tolleson-Roberts Family Trust dtd. 2-27-2009 in the original principal amount of $27,000.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Designees” has the meaning ascribed to it in Section 4.2(c).

“Dissenting Shares” means the shares of Company Common Stock that are outstanding immediately prior to the Effective Time that are not voted in favor of (or the holder of which has not executed a consent to) the adoption of this Agreement and the Merger and in respect of which appraisal rights shall have been perfected in a timely manner pursuant to Section 262 of the DGCL and shares of Company Common Stock that, as of the Effective Time, are or may become “dissenting shares” within the meaning of Section 1300(b) of the California Corporations Code.

“Dissenting Stockholder” has the meaning ascribed to it in Section 1.9.

“Effective Time” has the meaning ascribed to it in Section 1.2.

“Eligible Market” means the Over-the-Counter Bulletin Board.

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“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation.

“Environmental Laws” means all laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.

“ERISA” means the Employee Retirement Income Securities Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Expense Cap” has the meaning ascribed to it in Section 10.3.

“Facilities Lease” means any lease of Real Property other than an Oil and Gas Lease.

“FCPA” has the meaning ascribed to it in Section 2.20.

“Filing Fees” has the meaning ascribed to it in Section 10.3.

“Financial Information” has the meaning ascribed to it in Section 3.7(b).

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means any foreign, federal, national, state or local judicial, legislative, executive or regulatory body, authority, court, tribunal or instrumentality, or self-regulatory organization, authority or body, whether in or of the United States or otherwise, including the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service, the Eligible Market and FINRA.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hydrocarbons” means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

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“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all trade accounts payable and other obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable Capital Stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Information Statement” means the information statement pursuant to Rule 14f-1 promulgated under the Exchange Act regarding a change in the majority of directors of Parent, together with any amendments or supplements thereof.

“Intellectual Property” means all United States and foreign (i) inventions or discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and patents, patent applications, and patent disclosures, including all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) trade names, trade dress, logos, slogans, brand names, corporate names, domain names, trademarks, service marks and other source indicators, including all registrations, registration applications, and renewals thereof and all goodwill associated therewith; (iii) copyrightable works (including files, computer programs, software, firmware, Internet site content, databases and compilations, advertising and promotional materials, curricula, course materials, instructional video tapes, tape recordings, visual aids and textual works), copyrights and copyright registrations and registration applications and renewals thereof; and (iv) trade secrets and confidential, proprietary, or non-public business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer, franchisee, licensee and supplier lists, pricing and cost information, and business and marketing plans and proposals); and all other intellectual property, in any medium, including digital, and in any jurisdiction.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

“knowledge” and “know” means, when referring to any Person, the actual knowledge of such Person of a particular matter or fact, and what that Person would have reasonably known after due inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.

“Latest Parent Balance Sheet” has the meaning ascribed to it in Section 3.7(a).

“Law” means any law, statute, rule, regulation, judgment, decree, order, ordinance, code, regulation, grant, franchise, permit and license or other legally enforceable requirement of or by any Governmental Authority, including ERISA, all laws relating to employment and employment practices, terms and conditions of employment and wages and hours, Environmental Laws and the FCPA.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or

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agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other Law.

“Litigation” means any claim, legal action, suit, demand letter, arbitration, investigation or pending or possible enforcement action or other legal, administrative, regulatory or other governmental proceeding or hearing.

“Lost Certificate Affidavit” has the meaning ascribed to it in Section 1.6.

“Merger” has the meaning ascribed to it in the Recitals.

“Merger Sub” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Merger Sub Board” has the meaning ascribed to it in Section 3.2

.

“Merger Sub Common Stock” has the meaning ascribed to it in Section 1.5(a)(i).

“Oil and Gas Interests” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; all interests in rights with respect to Hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Oil and Gas Lease” means a lease of an Oil and Gas Interest.

“Order” means any order, judgment, injunction, award, decree or determination of any Governmental Authority.

“Outside Date” has the meaning ascribed to it in Section 7.2(a).

“Parent” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Parent and Merger Sub Resolutions” has the meaning ascribed to it in Section 5.2(e).

“Parent Balance Sheet Date” has the meaning ascribed to it in Section 3.7(a).

“Parent Board” means the board of directors of Parent.

“Parent Board Appointments” has the meaning ascribed to it in Section 4.2(c).

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Parent Disclosure Letter” has the meaning ascribed to it in Section 3.

“Parent Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of Parent,

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(ii) the transactions contemplated hereby or the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of Parent or any other Person (other than the Company Stockholders and the Company) party to any of the Transaction Documents to enter into the Transaction Documents and perform its obligations thereunder.

“Parent Contracts” has the meaning ascribed to it in Section 3.16.

“Parent Stockholders” has the meaning ascribed to it in Section 3.3(a).

“Party” and “Parties” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Person” shall include any natural person, corporation, business trust, association, limited liability company, partnership, joint venture or other entity and any government agency or political subdivision.

“Pre-Closing Period” has the meaning ascribed to it in Section 4.3.

“Private Placement” has the meaning ascribed to it in the Recitals.

“Purchase Agreement” has the meaning ascribed to it in the Recitals.

“Real Property” means all real property, facilities and fixtures.

“Resigning Person” has the meaning ascribed to it in Section 4.2(b).

“SEC Documents” has the meaning ascribed to it in Section 3.7(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Stockholder Rep Letters” has the meaning ascribed to it in Section 3.6(b)

“Subsidiary” means any entity in which a Person, directly or indirectly, owned or owns Capital Stock or held or holds an equity or similar interest (including at any time prior to the time of this Agreement, at the time of this Agreement and at any time hereafter).

“Surviving Corporation” has the meaning ascribed to it in Section 1.1.

“Surviving Corporation Bylaws” has the meaning ascribed to it in Section 1.3(b).

“Surviving Corporation Certificate of Incorporation” has the meaning ascribed to it in Section 1.3(a).

“Tax” or “Taxes” means (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any

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tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

“Transaction Documents” means this Agreement, the Certificate of Merger and each of the other agreements and instruments to which the Company or Parent, as the case may be, is (or will be) a party or by which it is (or will be) bound in connection with the transactions contemplated hereby and thereby, including the Merger and the Private Placement.

10.                Miscellaneous.

10.1            Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Parent or Merger Sub:

BayHill Capital Corporation
25 East 200 South
Lehi, Utah 84043
Facsimile: (801) 221-5133
Attn: Robert K. Bench

If to the Company:

Proteus Energy Corporation
10350 Santa Monica Blvd., Suite 160
Los Angeles, CA 90025
Facsimile: (310) 461-0545
Attn: Bennett J. Yankowitz

or, at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice to the other party at least five Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause “(i),” “(ii)” or “(iii)” above, respectively.

10.2            Entire Agreement

This Agreement, together with the schedules and exhibits attached hereto and the other Transaction Documents, supersedes all other prior oral and written agreements between the Company, Parent and Merger Sub, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other Transaction Documents and the other instruments referenced herein and therein, contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as

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specifically set forth herein or therein, none of the Company, Parent or Merger Sub makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreements between the Parties with respect to the matters discussed herein.

10.3            Expenses

Parent hereby represents and warrants that expenses incurred, or to be incurred, by Parent and Merger Sub in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (excluding the Filing Fees), shall not exceed $20,000 (the “Expense Cap”). Except as expressly set forth in Section 7.2(b), each Party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement. The Company shall (a) pay, or cause to be paid, from the proceeds of the Private Placement directly to Parent’s legal counsel, promptly following the Closing and upon Parent’ providing reasonable documentation thereof, the actual and documented out-of-pocket expenses (excluding the Filing Fees) incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby; provided that the payment of such expenses shall not exceed the Expense Cap, and (b) reimburse, or cause to be reimbursed, or otherwise be responsible for, all filings fees incurred by Parent and paid by, or on behalf of, Parent to the Secretary of State of Delaware and FINRA directly in connection with the transactions contemplated by this Agreement (the “Filing Fees”).

10.4            Time

Time is of the essence in the performance of the Parties’ respective obligations herein contained.

10.5            Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.6            Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and heirs; provided that no Party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of each of the other Parties, which consent may be withheld in the sole discretion of any Party, and any such transfer or assignment without said consent shall be void.

10.7            No Third Parties Benefited

This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.8            Counterparts

This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any Party, each other Party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other Party. No Party shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or\

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communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

10.9            Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts for the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.10         No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.11         Interpretive Matters

Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning ascribed to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural, (d) pronouns stated in either the masculine, the feminine or neuter gender include the masculine, feminine and neuter and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein and in each of the other Transaction Documents to “dollars” or “$” means the lawful money of the United States of America.

10.12         Remedies.

(a)                 The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company, Parent or Merger Sub in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement in accordance with Section 7, the Company, Parent or Merger Sub, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in each case with the posting of a bond or other security or proving actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)                 No failure or delay on the part of any Party in the exercise of any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude other or further exercise thereof or of any other right, power, privilege or remedy.

10.13         Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

BAYHILL CAPITAL CORPORATION, a Delaware corporation

By: /s/ Robert K. Bench

Name: Robert K. Bench

Title: CEO

MERGER SUB:

PEC MERGER SUB, INC., a Delaware corporation

By: /s/ Robert K. Bench

Name: Robert K. Bench

Title: CEO

THE COMPANY:

PROTEUS ENERGY CORPORATION, a Delaware corporation

By: /s/ Bennett J. Yankowitz

Name: Bennett J. Yankowitz

Title: CEO

[Signature Page to Agreement and Plan of Merger]

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